Exhibit 4.5

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

3.500% SENIOR NOTE DUE 2007

UNIVISION COMMUNICATIONS INC.

No. 001	$200,000,000

CUSIP No. 914906AD4

Univision Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on October 15, 2007, and to pay interest thereon from October 15, 2003 or from the most recent date to which interest has been paid or duly provided for, semi-annually, on April 15 and October 15 in each year (each, an “Interest Payment Date”), commencing on April 15, 2004, and at Maturity at the rate of 3.500% per annum, until the principal hereof is paid or made available for payment, provided further, that any principal hereof or premium, if any, or interest hereon which is not paid when due shall bear interest at the then applicable rate per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Interest on this Security shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a

Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.  Notwithstanding the foregoing, so long as the Holder of this Security is the Depositary or its nominee, payment of the principal of (and premium, if any) and interest on this Security will be made by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated:  October 15, 2003

UNIVISION COMMUNICATIONS INC.

By:
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President and General Counsel

Attest:
Name:	Robert V. Cahill
Title:	Vice Chairman and Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Dated:

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 18, 2001, as amended and supplemented (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Corporation, the Guarantors listed therein, and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $200,000,000.

The Securities are redeemable, as a whole or from time to time in part, at the option of the Corporation.  The Redemption Price for the Securities to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

a.                                       100% of the principal amount of the Securities being redeemed on the Redemption Date; and

b.                                      the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate plus 12.5 basis points, as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest, if any, thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Securities and the Indenture.  The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

As used herein, the following terms have the meanings set forth below:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means (a) Citigroup Capital Markets Inc. and UBS Securities LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City or Stamford, Connecticut (a “Primary Treasury Dealer”), the Corporation will substitute therefor another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Corporation.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

The Corporation will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, to the Redemption Date.  Notices of redemption are irrevocable.

Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The obligations of the Corporation under this Security are unconditionally guaranteed on a senior basis pursuant to the Guarantee endorsed hereon.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the

Holders of the Securities of each series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding affected thereby.  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences.  The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders shall have offered the Trustee reasonable indemnity, and the Trustee, for 60 days after its receipt of such notice, shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.